Exhibit 10.3.2
FIRST AMENDMENT
TO THE
TELEFLEX INCORPORATED 401(K) SAVINGS PLAN

Background Information

A.Teleflex Incorporated (“Company”) maintains the Teleflex Incorporated 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.
B.The Corporate Vice President & Chief Human Resources Officer (the “Corporate Vice President, Chief HR Officer”), has been authorized pursuant to Section 13.02 of the Plan to amend the Plan in accordance with the authority delegated to him.
C.In accordance with his delegated authority, the Corporate Vice President, Chief HR Officer desires to amend the Plan to (i) grant each person who was an active employee of IWG High Performance Conductors (“HPC”) immediately prior to May 1, 2020, full credit for purposes of eligibility and vesting under the Plan for the individual’s most recent continuous period of service with HPC, (ii) grant each person who was an active employee of Z-Medica, LLC (“Z-Medica”) immediately prior to April 1, 2021, full credit for purposes of eligibility and vesting under the Plan for the individual’s most recent continuous period of service with Z-Medica, and (iii) add Z-Medica as a Participating Employer in the Plan effective April 1, 2021.
First Amendment to the Plan

The Plan is hereby amended as follows, effective as of April 1, 2021 or such other date as set forth herein:

1.Subsection C of Section 2.01, “Eligibility and Participation,” is hereby amended in its entirety to read as follows:
“C.    Eligibility — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of eligibility under the Plan for such individual’s most recent continuous period of service with such applicable entity:
1.     Cartika Medical, Inc. (“Cartika”) – September 2, 2016
2.    Vascular Solutions, Inc. (“VSI”) – April 1, 2017
3.    NeoTract, Inc. (“NeoTract”) – January 1, 2018
4.    Essential Medical, Inc. (“Essential Medical”) – January 1, 2019
2.    IWG High Performance Conductors (“HPC”) – May 1, 2020
        3.    Z-Medica, LLC (“Z-Medica”) – April 1, 2021”
2.Subsection B of Section 4.01, “Vesting,” is hereby amended in its entirety to read as follows:
“B.    Vesting — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of vesting under the Plan for such individual’s most recent continuous period of service with such applicable entity:
1.     Essential Medical – January 1, 2019
2.     HPC – May 1, 2020
        3.    Z-Medica – April 1, 2021”
3.Appendix D, “Participating Employers” is hereby amended to indicate that the Appendix is updated to add the following to the end of the list:
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“Z-Medica, LLC – effective April 1, 2021.”
4.All other provisions of the Plan shall remain in full force and effect.

                        TELEFLEX INCORPORATED

                         /s/ Cameron P. Hicks
                     Cam Hicks
                     Corporate Vice President & Chief Human Resources Officer

                     Date:     4/1/2021

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